EXHIBIT 10.3

                              SEVENTH AMENDMENT AND
                         MODIFICATION TO LEASE AGREEMENT


     THIS SEVENTH AMENDMENT AND MODIFICATION TO LEASE AGREEMENT ("Seventh Amendment") is executed as of this 7th day of November, 2003, between FIDDLER'S GREEN CENTER, LLC, a Delaware limited liability company ("Landlord"), and NAVIDEC, INC., a Colorado corporation ("Tenant").

     WHEREAS, Landlord and Tenant did heretofore enter into that certain Lease Agreement dated September 2, 1999 ("Original Lease"), as amended by that certain First Amendment to Office lease dated December 15, 1999 ("First Amendment"); that certain Second Amendment to Lease dated March 15, 2000 ("Second Amendment"); that certain Letter Agreement dated October 13, 2000 ("Third Amendment"); that certain Fourth Amendment to Lease dated April 6, 2001 ("Fourth Amendment"); that certain Fifth Amendment and Modification to Lease dated November 2, 2001 ("Fifth Amendment"); and that certain Sixth Amendment and Modification to Lease Agreement dated January 2, 2003 ("Sixth Amendment") (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment being hereinafter collectively referred to as the "Existing Lease");

     WHEREAS, Landlord and Tenant desire to modify certain terms and provisions of the Existing Lease;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

     1. Recitals. The recitals set forth above in this Seventh Amendment are incorporated herein by reference as if each recital were fully set forth herein, and Landlord and Tenant acknowledge and agree that the factual statements contained in the above-referenced recitals are true and correct.

     2. Definitions. All capitalized terms used herein shall have the same meaning set forth in the Existing Lease, unless otherwise defined herein.

     3. Premises. Tenant hereby acknowledges that through June 30, 2003 Tenant was leasing Suite 300 containing 8,828 rentable square feet of space in Fiddler's Green Center, Building I, 6399 South Fiddler's Green Circle, Englewood, Colorado ("Existing Premises"). Landlord and Tenant agree that effective as of July 1, 2003 and continuing through December 31, 2003, the terms "Leased Premises" or "Premises" means Suite 300 of Fiddler's Green Center, Building 1, 6399 Sough Fiddler's Green Circle, Englewood, Colorado, as Suite 300 is depicted on Exhibit A attached hereto ("Interim New Premises"). Tenant acknowledges that such New Premises contain approximately 7,137 rentable square feet. Landlord and Tenant agree that effective as of January 1, 2004 the terms "Leased Premises" or "Premises" means Suite 300 of Fiddler's Green Center, Building I, 6399 South Fiddler's Green Circle, Englewood, Colorado as Suite 300 is depicted on Exhibit B attached hereto ("Permanent New Premises"). Tenant acknowledges that such Permanent new Premises contain approximately 6,671 rentable square feet.

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     4. Release of Portion of Existing Premises. Effective June 30, 2003,
Landlord agrees to terminate and release all of Tenant's liability to Landlord with respect to the 1,691 rentable square feet of space that is not included within the Interim New Premises described in Exhibit A attached hereto. In addition, effective December 30, 2003, Landlord agrees to terminate and release all of Tenant's liability to Landlord with respect to the 466 rentable square feet of space that is not included within the Permanent New Premises described in Exhibit B attached hereto.

     5. Lease Term. Landlord and Tenant agree that the Lease Expiration Date is hereby extended through June 30, 2006.

     6. Base Rent. Effective as of July 1, 2003, and through December 31, 2003, Landlord and Tenant agree that Tenant's obligations with respect to the payment of Base Rent for the Interim New Premises shall be Seventy-One Thousand Three Hundred Seventy Dollars ($71,370.00) annually, which annual Base Rent shall be payable in monthly installments in the amount of Five Thousand Nine Hundred Forty-Seven and 50/100 Dollars ($5,947.50). Effective as of January 1, 2004 and throughout the remainder of the Lease term, Landlord and Tenant agree that Tenant's obligations with respect to the payment of base rent for the Permanent New Premises shall be $66,710.00 annually, which annual base rent shall be payable in monthly installments in the amount of $5,559.17.

     7. Operating Expenses. Landlord and Tenant acknowledge that the Base Rent for the New Premises for the remainder of the Lease Term is exclusive of any Operating Expenses which Tenant is obligated to pay pursuant to Section 5 of the Lease. Landlord and Tenant agree that Tenant shall remain obligated to pay such Operating Expenses for the period commencing through and including June 30, 2006, which Operating Expenses are estimated for calendar year 2003 to be Nine and 50/100 Dollars ($9.50) per rentable square foot, and accordingly commencing July 1, 2003 through December 31, 2003 such estimated Operating Expenses shall be payable in monthly installments of Five Thousand Six Hundred Fifty and 13/100 Dollars ($5,650.13).

     8. Tenant's Prorata Share. Effective as of July 1, 2003 and through December 21, 2003, Tenant's Prorata Share shall be equal to 3.4493%, and effective as of January 1, 2004 Tenant's Prorata share shall be equal to 3.2240%.

     9. Parking. Effective as of July 1, 2003, Tenant shall be entitled to use fourteen (14) undesignated parking spaces in the surface parking area associated with the Building ("Surface Parking Area") without charge, subject to such terms, conditions and regulations as are from time to time applicable to the uses of the Surface Parking Area and subject to normal parking circulation. In addition to the foregoing, Tenant shall cause fourteen (14) of Tenant's employees to contract directly with the Fiddler's Business Improvement District ("BID") to park in the parking garage located adjacent to the Building and owned by the BID. Landlord shall act as liaison between the BID and Tenant's employees in the execution of such parking agreements. The cost of said parking shall be the then going rate as established by the BID from time to time and which is currently Sixty-Seven Dollars ($67.00) per month. All vehicles parked in the parking spaces, whether in the Surface Parking Area or spaces within the parking garage owned by the BID, are at the sole risk of Tenant, Tenant's agents and invitees, and neither Landlord nor the BID shall have any liability for loss or damage. Landlord and Tenant agree that this Section 9 of this Seventh Amendment amends in its entirety the provisions of Section 25 of the Lease.

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     10. "AS IS". Tenant agrees and acknowledges that Tenant is leasing the New
Premises in its "AS IS" condition without representation or warranty of any kind. Other than construction of the demising walls, and the adding of common corridors as referenced in paragraph 11 hereof, Landlord shall not be responsible for the construction of any tenant improvements in the Premises.

     11. Demising Walls. Landlord shall construct demising walls and add common area corridors in the locations depicted on Exhibit A attached hereto and incorporated herein by this reference, in order to convert the third floor of the Building from a single tenant floor to a muti-tenant floor. Tenant acknowledges that the foregoing work may cause some disturbances and disruptions for Tenant and that Tenant hereby waives any claims Tenant may have against Landlord, including without limitation any claim for constructive eviction, as a result of the disturbances and disruption which Tenant may experience due to the construction of the demising walls and common area corridors.

     12. Reimbursement. In the event Tenant remains current on its payments of Base Rent and Operating Expenses to Landlord from July 1, 2003 through June 30, 2006 (without any payments being late), and is not in default of any material term of this Lease, then upon the expiration of this Lease, Landlord shall reimburse Thirty-Six Thousand Ninety and 00/100 Dollars $36,090.00) to Tenant.

     13. Validity of the Lease. Landlord and Tenant acknowledge that the Existing Lease, as amended hereby, is a valid and enforceable agreement and that Tenant holds no claims against Landlord and its agents which might serve as a basis of any setoff accruing against the rent or other charges or any remedy at law or in equity.

     14. Incorporation of Lease Terms. In the event of any express conflict or inconsistency between the terms of the Existing Lease and the terms of this Amendment, the terms of this Amendment shall control and govern. In all other respects, the terms, covenants and conditions of the Existing Leas are hereby ratified, confirmed and incorporated by reference.

     15. Binding Effect. This Seventh Amendment shall be binding upon and inure to the benefit of Landlord and Tenant, their successors and assigns.

     16. Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, but rather, are intended for the purpose of convenience only.

     IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the day and year first above written.

                                         LANDLORD:

                                         FIDDLER'S GREEN CENTER, LLC, a Delaware
                                         limited liability company


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------


                                         TENANT:

                                         NAVIDEC, INC., a Colorado corporation


                                         By:      /s/ John R. McKowen
                                            ------------------------------------
                                         Its:     President
                                             -----------------------------------

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                                    EXHIBIT A

                              INTERIM NEW PREMISES
                            AND COMMON AREA CORRIDORS
                      AND DEMISING WALLS TO BE CONSTRUCTED




                         [Graphic of floor plan omitted]



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                                    EXHIBIT B

                             PERMANENT NEW PREMISES




                         [Graphic of floor plan omitted]